UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2007
NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573

(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois		60555
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (630) 753-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.04 TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS.
     On April 6, 2006, Navistar International Corporation (the “company”) announced that as a result of the delay in filing with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the fiscal year ended October 31, 2005 (the “2005 Annual Report”), the Registration Statements on Form S-8 that register the plan interests and the shares of the company’s common stock that are acquired pursuant to the employee benefit plans set forth below will not be available for use. Consequently, the company suspended purchases of its shares by participants and beneficiaries in the United States in the following plans: (1) International Truck and Engine Corporation 401(k) Retirement Savings Plan; (2) International Truck and Engine Corporation Retirement Accumulation Plan; (3) International Truck and Engine Corporation 401(k) Plan for Represented Employees; and (4) the IC Corporation 401(k) Plan (collectively, the “401(k) Plans”).
     In its Form 8-K filing dated April 6, 2006, the company stated that this blackout period will begin on April 6, 2006 and will end at 4:00 pm Central Time on the day on which the 2005 Annual Report is filed with the SEC. Given the amount of time it is taking to review a number of complex and technical accounting items relating to the preparation of the company’s audited financial statements, the end date of this blackout period has changed to 4:00 pm Central Time on the first day on which all of the following reports have been filed with the SEC:
•	the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006; and

•	Annual Reports on Form 11-K for the fiscal year ended December 31, 2006 for each of the 401(k) Plans.
     Aside from the foregoing, there are no other material changes in the information contained in the company’s original Form 8-K dated April 6, 2006 on this matter.
     The company sent a notice to its directors and executive officers informing them of this change in the end date of the blackout period. A copy of this notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     The following Exhibits are deemed to be filed under the Securities Exchange Act of 1934, as amended.
          (d) Exhibits

Exhibit No.	Description	Page

99.1	Notice to executive officers and directors of Navistar International Corporation dated August 7, 2007	E-1

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NAVISTAR INTERNATIONAL CORPORATION
                 Registrant

Date: August 10, 2007	/s/ William A. Caton
William A. Caton
Executive Vice President and Chief Financial Officer